EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1999, except as to Ciba Senior Subordinated Notes Payable and Aggregate Maturities of Notes Payable and Indebtedness to Related Parties in Note 7 which are as of February 17, 1999, relating to the financial statements, which appears in Hexcel Corporation's Annual Report of Form 10-K for the year December 31, 1998


PricewaterhouseCoopers LLP


San Jose, California
July 19, 1999